ARTICLES OF AMENDMENT


                                       OF


                           IDS Utilities Income Fund, Inc.


     Pursuant to Section 302A.135 of the Minnesota Business Corporation Act, IDS Utilities Income Fund, Inc., incorporated under the laws of the State of Minnesota on August 17,1983, amends its Articles of Incorporation to change the name of the corporation to AXP Utilities Income Fund, Inc. The new
Article I shall be:

                                ARTICLE I - NAME

     The name of this corporation (hereinafter called the "Fund") is:

                           AXP Utilities Income Fund, Inc.

         The resolution to amend the Articles of Incorporation was approved by the affirmative vote of a majority of the shares present and entitled to vote at a regular meeting of shareholders on June 16, 1999, held pursuant to a written notice given to each shareholder in the manner provided in Section 302A.435.


 Dated this 16th day of June, 1999.

                                        AXP Utilities Income Fund, Inc.



                                        By /s/ Leslie L. Ogg
                                           -----------------
                                               Leslie L. Ogg
                                               Vice President and Secretary

STATE OF MINNESOTA)
                  )ss.
 COUNTY OF DAKOTA)


The foregoing instrument was acknowledge before me this 16th day of June, 1999.


                                        By /s/ Diane R. Kepp
                                          ------------------
                                               Diane R. Kepp
                                               Notary Public

(notary symbol)
(Diane R. Kepp)
(NOTARY PUBLIC-MINNESOTA)
(DAKOTA COUNTY)                                                  (rubber stamp)
                                                                (JUN 17, 1999)
                                                                (Mary Kiffmeyer)
                                                            (Secretary of State)